UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2011

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by MEDNAX, Inc., a Florida corporation (the “Company”) on May 5, 2011 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the matters submitted to a vote at the Company’s Annual Shareholders’ Meeting held on May 5, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding, advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding, advisory vote held at the Annual Meeting, a majority of the Company’s shareholders voted to recommend, on a non-binding, advisory basis, that the Company hold future non-binding, advisory votes on executive compensation on an annual basis. The Company’s Board of Directors has considered the outcome of this non-binding, advisory vote, and has determined that the Company will hold future non-binding, advisory votes on executive compensation every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: August 10, 2011	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco
Chief Financial Officer